UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 12, 2014

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously disclosed on a Current Report on Form 8-K, on January 22, 2014, Michael W. Sutherlin was elected to the Board of Directors (the “Board”) of Peabody Energy Corporation (the “Company”). On March 12, 2014, the Board affirmatively determined that Mr. Sutherlin has no material relationships with the Company and is therefore independent under criteria established by the New York Stock Exchange (“NYSE”). On that same date, Mr. Sutherlin was appointed to serve on the Board’s Health, Safety, Security and Environmental Committee.

As of March 12, 2014, the Board had determined that all members of the Board other than Gregory H. Boyce are independent under criteria established by the NYSE.

(e) On March 12, 2014, the Board approved an amendment to the Company’s 2011 Long-Term Equity Incentive Plan (the “2011 Plan”) to provide that neither the Board of Directors nor the Plan administrator shall have the authority to cancel an out-of-the money stock option or stock appreciation right in exchange for cash or another equity award.

On that same date, the Board approved amendments to the Company’s other plans under which there are outstanding stock options (the 1998 Stock Purchase and Option Plan for Key Employees, 2001 Long-Term Equity Incentive Plan, 2004 Long-Term Equity Incentive Plan and Equity Incentive Plan for Non-Employee Directors) to conform those plans to the terms of the 2011 Plan as they relate to re-pricing of stock options. As amended, each plan will provide that neither the Board of Directors nor the plan administrator shall have the authority to (i) amend a stock option to reduce its exercise price, (ii) cancel a stock option and re-grant a stock option with a lower exercise price than the original exercise price of the cancelled stock option, (iii) cancel an out-of-the money stock option or stock appreciation right in exchange for cash or another equity award or (iv) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of re-pricing a stock option.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2014, the Board approved amendments to the Company's Amended and Restated By-Laws (as amended, the “By-Laws”), which changes are effective immediately.  The principal change to the By-Laws was to remove the requirement in Section 1.8 of the By-Laws that the written representation and agreement required to be delivered by a nominee for election or reelection as a director of the Company include a representation and agreement that such person is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company. The preceding description is qualified in its entirety by reference to the Company's Amended and Restated By-Laws, as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01. Other Events.

Effective March 12, 2014, the Company’s Insider Trading Policy was amended to prohibit the
Company’s directors, officers and employees from (1) entering into short sales of Company securities, (2) trading in put options, call options or other derivative securities relating to Company securities, (3) entering into hedging or monetization transactions related to Company securities that permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership, or (4) holding Company securities in a margin account as collateral for a margin loan or otherwise pledging Company securities as collateral for a loan.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws of Peabody Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 17, 2014	By:	/s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General
Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-Laws of Peabody Energy Corporation.

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